                                  Exhibit 4(s)

                            AMENDMENT AGREEMENT NO. 2


          AMENDMENT AGREEMENT No. 2 dated as of December 9, 1994 ("Amendment Agreement") among CRIIMI MAE Inc. (the "Company"), CIBC INC. ("CIBC"), NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH ("NAB"), SIGNET BANK/VIRGINIA ("Signet"), THE FUJI BANK, LTD., NEW YORK BRANCH ("Fuji"), BANK HAPOALIM ("Hapoalim"), (CIBC, NAB, Signet, Fuji and Hapoalim are referred to collectively as the "Lenders") and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as administrative agent for the Lenders (the "Administrative Agent").

                                    RECITALS

          The Lenders, the Company and the Administrative Agent are parties to a Revolving Credit Agreement dated as of February 28, 1994, as amended by Amendment Agreement No. 1 dated as of June 1, 1994, (the "Credit Agreement") under which the Lenders have made Loans (as defined therein) to the Company;

          The Revolving Credit Loans and the obligations of CRIIMI MAE are secured under a Security Agreement dated as of February 28, 1994 among the Company, the Administrative Agent and Chemical Bank as Collateral Agent (the "Security Agreement"); and

          The Company has requested, and the Lenders and the Administrative Agent are willing to agree to, an amendment to the Credit Agreement to modify certain covenants, expressly permit conversion by the Company to a self-administered REIT under certain circumstances and reduce the Commitments and Outstanding Loans (as defined therein) by December 31, 1995, as set forth below.

          Accordingly, the parties hereby agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used in this Amendment Agreement and not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

          Section 2. AMENDMENTS. Subject to the conditions of effectiveness set forth in Section 4 of this Amendment Agreement, commencing as of December 12, 1994 (the "Effective Date") the Credit Agreement is amended as follow

          (a) References in the Credit Agreement (including references in the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") shall be deemed references to the Credit Agreement as amended hereby.

               (b)  The definition of "Fixed Charge Coverage Ratio" in Section
1.01 of the Credit Agreement is amended and replaced in its entirety as follows:

          ""FIXED CHARGE COVERAGE RATIO" shall mean, for any fiscal quarter, the ratio of (i) net income of the Company and its Subsidiaries (calculated before extraordinary items, taxes, amortization expenses, depreciation expenses and the interest expenses specified in clause (ii) hereof) for such fiscal quarter to (ii) the aggregate amount of all interest expense in respect of Indebtedness of the Company and its Subsidiaries (excluding amortization of deferred financing costs) accrued during such fiscal quarter (whether or not actually paid during such fiscal quarter) determined in accordance with GAAP."

               (c) Section 2.03 of the Credit Agreement is amended by adding a new subsection (d) as follows:

               "(d) The aggregate amount of the Commitments shall be automatically reduced to $85,000,000 on December 31, 1995 and such reduction shall be applied to the respective relevant Commitments of the Lenders, pro rata in accordance with Section 4.02."

               (d) Section 2.08 of the Credit Agreement is amended by adding a new subsection (c) as follows:

               "(c) On or before December 31, 1995, the Company shall prepay the Loans, together with accrued interest and any amounts due under
     Section 5.05, in an amount necessary to reduce the Outstanding Loans to an amount not in excess of the aggregate amount of the Commitments as reduced pursuant to Section 2.03(d)."

               (e) Section 4.04 of the Credit Agreement is amended by deleting and replacing the first clause of the first sentence through the first comma before the word "each" as follows:

               "Except for prepayments made pursuant to Sections 2.08(b) or
     (c) or Conversions made pursuant to Section 5.04,"

               (f) Section 7.20 of the Credit Agreement is amended and replaced in its entirety as follows:

               "7.20 REIT ADVISOR. As of any date prior to the Company providing notice to the Administrative

     Agent of a termination or non-renewal directly relating to the conversion of the Company to a self-administered REIT, neither the Company nor CRI Insured Mortgage Associates Advisor Limited Partnership has given notice of its intention to terminate or not renew the advisory agreement between such parties and such agreement remains in full force and effect."

               (g) Section 8.05 of the Credit Agreement is amended by adding the following parenthetical clause in subsection (iii) after the word "Person" and before the word "if" in the second line: "(including any such transaction to effectuate the conversion by the Company to a self-administered REIT)".

               (h) Section 8.07 of the Credit Agreement is amended by deleting and replacing clauses (iv) and (v) in their entirety and by adding new clauses
(iv), (v), (vi) and (vii) after clause (iii) as follows:

               "(iv) Liens securing the Nomura Facilities, or such other facilities which may replace all or a part of the Nomura Facilities with substantially similar collateral; (v) Liens pursuant to the Amended and Restated Collateral Pledge Agreement dated December 29, 1992 securing the Signet Credit Agreement, or such other agreement which may replace such pledge agreement with substantially similar collateral; (vi) Liens securing the Indebtedness permitted by clause
     (vii) of Section 8.08; PROVIDED, that the collateral securing such Indebtedness will consist solely of the asset being financed; and
     (vii) Liens securing the Indebtedness permitted by clause (viii) of
     Section 8.08; PROVIDED, that the collateral securing such Indebtedness will consist solely of shares of stock in CRI Liquidating REIT, Inc."

               (i) Section 8.08 of the Credit Agreement is amended by relettering the existing clause (vii) thereof as clause "(x)" and by adding new clauses (vii), (viii) and (ix) after clause (vi) as follows:

               "(vii) Indebtedness for the financing of mortgage investments (other than Assigned Collateral) up to a maximum aggregate amount of Indebtedness for such purpose of $50,000,000; (viii) Indebtedness not in excess of $10,000,000 for a working capital line;
     (ix) Indebtedness under agreements which replace all or part of the Indebtedness permitted by clause (v) or (vi) above in a maximum aggregate amount not to exceed the respective amounts permitted by such clauses."

               (j) Section 8.11 of the Credit Agreement is amended and replaced in its entirety as follows:

               "8.11 MAXIMUM TOTAL LIABILITIES. The Company will not permit at any time the ratio of Total Liabilities to Consolidated Shareholders' Equity to exceed 3.0 to 1.0."

               (k) Section 8.12 of the Credit Agreement is amended and replaced in its entirety as follows:

               "8.12  FIXED CHARGE COVERAGE.

                    (a) The Company will not, as at the end of any fiscal quarter through September 30, 1995, permit the Fixed Charge Coverage Ratio to be less than 1.35 to 1.0.

                    (b) The Company will not, as at the end of any fiscal quarter after September 30, 1995, permit the Fixed Charge Coverage Ratio to be less than 1.40 to 1.0."

               (l) Section 8.17 of the Credit Agreement is amended and replaced in its entirety as follows:

               "8.17 LINES OF BUSINESS. The Company will continue, and cause each of its Subsidiaries to continue, to engage in a business of the same general type as conducted by the Company or its Subsidiaries on the date of this Agreement (i.e., directly or indirectly investing in federally insured residential and multi-family mortgage investments); PROVIDED, that the Company may establish a Subsidiary, or fund or guaranty affiliates or special purpose corporations, to engage in other related lines of business (including activities directly related to the conversion of the Company to a self-administered REIT) if such engagement would not have a Material Adverse Effect or adversely effect the REIT status of the Company; PROVIDED, however, that (x) at no time shall the aggregate amount of investments of the Company in any such Subsidiary or other entity exceed 10 percent of the total assets of the Company, as at the end of the most recent fiscal quarter and set forth in the consolidated balance sheets of the Company delivered pursuant to Section 8.01 and (y) if the Company converts to a self-administered REIT, it shall deliver to the Administrative Agent copies of documents effectuating such conversion, a certificate of a senior officer of the Company certifying that no Default or Event of Default under the Credit Agreement has occurred and is continuing and an opinion of outside counsel to the Company addressed to the Administrative Agent and the Lenders as to the Company's status as a qualified REIT and such other matters as the Administrative Agent shall reasonably request."

               (m) Section 8.18 of the Credit Agreement is amended by adding the following parenthetical clause in proviso (y) after the word "services" and before the word "or" in the seventeenth line: "(including any such services directly related to the conversion of the Company to a self-administered REIT)".


          Section 3.  FEES AND EXPENSES.

               (a) The Company shall pay to the Administrative Agent for account of the Lenders based upon their respective Commitments on the Effective Date an up-front fee, equal to 1/20 of 1% of the Commitments.

               (b) The Company shall pay to the Administrative Agent for its own account an administrative fee, as agreed by the Company in the Term Sheet of Proposed Amendments Letter dated November 18, 1994 from the Administrative Agent to the Company (which Letter is superseded by this Amendment Agreement, except with respect to the fee).

               (c) The Company will pay on demand all out-of-pocket costs and expenses of the Administrative Agent, including reasonable fees and disbursements of counsel for the Administrative Agent, in connection with this Amendment Agreement.


          Section 4. CONDITIONS PRECEDENT. The amendments to the Credit Agreement set forth in Section 2 of this Amendment Agreement shall become effective as of the Effective Date if, and only if, the following conditions shall have been fulfilled to the satisfaction of the Administrative Agent:

               (a) the representations and warranties of the Company set forth in Section 5 hereof, in Section 7 of the Credit Agreement and in Section 3.1 of the Security Agreement shall be true and correct with the same force and effect as if made on and as of such date;

               (b) no Default or Event of Default under the Credit Agreement shall have occurred and be continuing;

               (c) there shall not have occurred any change, or development or event involving a prospective change, which in the opinion of the Required Lenders could have a Material Adverse Effect;

               (d) the Company shall have delivered to the Administrative Agent certificates of a senior officer of the

Company dated as of the Effective Date and dated as of the date on which all parties shall have executed this Amendment Agreement certifying as to (i) the items in paragraphs (a), (b) and (c) of this Section 4 of this Amendment Agreement, (ii) the resolutions of the Board of Directors of the Company relating to the execution, delivery and performance of this Amendment Agreement and the Credit Agreement as amended hereby, and (iii) the name and authorized signature of each officer authorized to sign this Amendment Agreement;

               (e) the Company, the Administrative Agent and all the Lenders shall have executed this Amendment Agreement;

               (f) the Company shall have paid to the Administrative Agent the fees and expenses set forth in Section 3 of this Amendment Agreement; and

               (g) the Company shall have complied with any other reasonable request of the Administrative Agent or any Lender.


          Section 5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Lenders that:

               (a) the execution, delivery and performance of this Amendment Agreement has been duly authorized by all necessary corporate action on its part and do not and will not (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award as currently in effect to which it is subject or of its certificate of incorporation or by-laws, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties is bound, (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, Lien, security interest or other charge or encumbrance of any nature upon or with respect to any of its properties, (iv) require any authorization, consent, approval, license, exemption of or filing with any commission, board, bureau, agency or instrumentality or (v) require the consent of any other Person;

               (b) this Amendment Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and to equitable principles; and

               (c) no Default or Event of Default under the Credit Agreement exists or will result from the execution of this Amendment Agreement.

          Section 6.  MISCELLANEOUS.

               (a) This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               (b) Except as expressly set forth herein, the Credit Agreement, the Notes, the Security Agreement and all other related documents shall remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Company, any Lender or the Administrative Agent under any of the Credit Agreement, the Notes, the Security Agreement or any related document, nor, except as expressly provided herein, constitute a waiver of any provision of any such document.

               (c) This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment Agreement as of the date first above written.

                                   CRIIMI MAE INC.

                                     /s/ William B. Dockser
                                   ----------------------------------
                                   By:     William B. Dockser
                                   Title:  Chairman of the Board

                                   CANADIAN IMPERIAL BANK OF
                                   COMMERCE, NEW YORK AGENCY,
                                    as Administrative Agent

                                     /s/ Daniel J. Conlon
                                   ----------------------------------
                                   By:     Daniel J. Conlon
                                   Title:  Vice President

                                   CIBC INC.,
                                    as Lender

                                     /s/ Lu Ann Bowers
                                   ----------------------------------
                                   By:     Lu Ann Bowers
                                   Title:  Vice President

                                   NATIONAL AUSTRALIA BANK
                                   LIMITED, NEW YORK BRANCH,
                                    as Lender

                                     /s/ Thomas Kilfoyle
                                   ----------------------------------
                                   By:     Thomas Kilfoyle
                                   Title:  Vice President

                                   SIGNET BANK/VIRGINIA,
                                    as Lender

                                     /s/ Barry E. Cooper
                                   ----------------------------------
                                   By:     Barry E. Cooper
                                   Title:  Vice President

                                   THE FUJI BANK, LTD., NEW YORK
                                   BRANCH, as Lender

                                     /s/ Takashi Nagao
                                   ----------------------------------
                                   By:     Takashi Nagao
                                   Title:  Vice President and Manager

                                   BANK HAPOALIM,
                                    as Lender

                                     /s/ Jonathan Kulka
                                   ----------------------------------
                                   By:     Jonathan Kulka
                                   Title:  FVP and Branch Manager

                                     /s/ Joseph Petrone
                                   ----------------------------------
                                   By:     Joseph Petrone
                                   Title:  Assistant Treasurer